Exhibit 10.4

AMENDMENT TO PERSONAL EMPLOYMENT AGREEMENT

THIS AMENDMENT is entered into as of this March 31, 2023 (the ""Effective Date") by and between Ormat Systems Ltd., registration number 511597239, a company incorporated in the State of Israel, having its offices at the Industrial Area in Yavne, Israel (the "Company") and Shlomi Argas, I.D. number 059175026, residing at Givat Yeshayau (the "Employee").

WHEREAS the Company and the Employee have entered into a certain Employment Agreement dated as of November 1, 2017 (the "Agreement"); and

WHEREAS the parties wish to amend certain terms of the Agreement in accordance with the terms set forth herein, and to attach this Amendment to the Agreement, to serve as an integral part thereof;

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Preamble

1.1.	The preamble of this Amendment constitutes an integral part thereof.

1.2.

The division of the terms of this Amendment into clauses and the headings of the clauses are solely for the sake of convenience and they may not be used for interpretive purposes. The Appendixes to this Amendment constitute an integral part hereof.

1.3.	References in this Amendment to a particular gender shall be applicable to all genders.

2.	Position and Duties

2.1.

Position. As of 1 July 2023 (the: "Commencement Date") the Employee shall cease to serve as the President and EVP (Operations and Products) and shall start to serve as a Consultant to the CEO and Business Development assistant (the “Role”). At the Commencement Date the Employee shall also cease to serve as a member of the management of the Company. As of the Commencement Date the Employee shall serve in a part time capacity, of 30% capacity only.

2.2.

Duties. As part of the Role, the Employee will assist to and support the business activities of the Company and its affiliates in Greece; assist the Company and its affiliates with their business activities in New Zealand (sell of equipment and other operations); and fulfil any other task to be assigned by the CEO of the Company.

2.3.

The Employee undertakes to comply with the policies and working arrangements of the Company, to loyally and fully comply with the decisions of the Company, its management and his supervisors in Israel and abroad, to follow the Company procedures as established from time to time, to carry out the duties imposed upon him, whatever and whenever they shall be.

3.	Salary

3.1.

Starting as of the Commencement Date and thereafter, in consideration for the Employee's services, and subject to the fulfillment of all the Employee's duties and obligations under this Agreement, the Employee shall be entitled to a gross monthly salary 34,000 NIS (the “Salary”).

3.2.

The Salary shall be updated in accordance with the changes in the cost of living index as follows: Base index is the index known on the commencement Date. Adjustments will be done quarterly. If there is a decrease in the index, the Salary will not be reduced, but no increases will be granted until the index reaches the level prior to the reduction.

3.3.

As the Employee is employed hereunder in a managerial position involving a fiduciary relationship between the Employee and the Company, the Work and Rest Law (5711-1951), and any other law amending or replacing such law, shall not apply to the Employee or to his employment with the Company, and the Employee shall not be entitled to any compensation in respect of such law. The Employee acknowledges and agrees that the Salary and the compensation set for him hereunder include a proper and just reward for the requirements of his position and status and the obligation to work at irregular hours of the day. Accordingly, the Employee shall not be entitled to any additional bonus or other payment for extra hours of work.

3.4.

The working hours under in the Company are flexible and may be performed in the offices of the Company or elsewhere, as may be required from time to time. The Company will pay the Employee the full salary, even if the employee has not reached 55 working hours in a specific month, provided however that the employee has actually fulfilled his obligations and duties under this Agreement.

3.5.

All social benefits and/or other payments due and payable to the Employee (if any) shall be calculated only based on the Salary as defined herein. It is hereby declared and agreed that all participation in expenses and any other benefits, including, but without derogating from the generality of the foregoing, bonus payments (if payable) and benefits in kind given to the Employee in the terms of the Agreement, this Amendment or deriving therefrom, do not and shall not form part of the Salary.

3.6.

Other than in events, as defined in the Agreement as “Cause”, in which the Company will be entitled to withhold the special severance payment herein, the Company shall pay the Employee special severance payment beyond Section 14 of the Severance Pay Law (the: “Special Severance Payment”). Notwithstanding section 6.8 of the Agreement, the Special Severance Payment will be calculated as follows: (a) for the Employee’s employment term with the Company prior to the Commencement Date – based on the employee’s last monthly salary prior to the Commencement Date the employee’s gross salary for the month of June 20231) multiplied by the number of months of his employment at the Company until the Commencement Date (339 months) divided by twelve; (b) for the Employee’s employment term with the Company after the Commencement Date - based on the Salary (as defined herein) multiplied by the number of months of his employment at the Company from the Commencement Date, divided by twelve. The Special Severance Payment will be paid by releasing the amount accumulated under Section 14 of the Severance Pay Law at the insurance company and /or any other severance payment funds in the name of the Employee plus, if needed, a completion according to the calculation herein.

4.	Additional benefits

4.1.

Vacation. Starting on the Commencement Date, the Employee shall be entitled to 7 vacation days in each calendar year. Starting on the Commencement Date, the Employee shall be deemed to be utilizing and exercising all of his accrued and vacation and accruing vacation.

4.2.

Employee Equity Awards. Notwithstanding section 8.11 to the Agreement, the Parties acknowledge that the employee shall not be entitled, unless otherwise decided by the Company, to future equity grants under the employees equity incentive plan of the Company. For the avoidance of doubt, nothing in this Agreement shall serve to derogate of any right the Employee has under equity grants which were awarded to the Employee prior to the Commencement Date.

4.3.

Annual Bonus for the period starting at the Commencement Date. The Employee may receive annual bonus, per the discretion of the CEO. The Annual Bonus shall not constitute a part of the Salary for any purpose whatsoever, including for the purpose of the calculation of the Employee’s severance pay, to the extent such payment is applicable. For the avoidance of Doubt, the Employee’s Annual Bonus for the first six months of 2023, for the period ending at the Commencement Date, shall be calculated according to the Agreement, based on the Employee serving as the President of the Company during the first six months of 2023.

For reference purposes - the employee’s monthly for the month of February 2023 is: [101,700 ISL]. 1

5.	Employment Term and Termination

5.1.	This Agreement shall be in effect commencing as of the Commencement Date and shall continue in full force and effect until terminated.

5.2.

The Employee’s employment may be terminated by either party, at any time, pursuant to the delivery of four (4) months prior written notice; provided however that other than for Cause (as defined in the Agreement), the Company shall not terminate the Employee’s employment prior to March 31, 2025.

6.	Acknowledgement and Waiver

6.1.

The Employee hereby declares and confirms that the amendment of the Agreement herein is made following consultation and coordination between the Company and the Employee, and the Employee hereby approves and confirms that neither he nor anyone on his behalf has or shall have in the future any claim against the Company, its shareholders, officers or employees in connection with the amendment of the Agreement.

7.	General

7.1.

Except as amended hereby, all provisions, terms and conditions of the Agreement shall remain in full force and effect. In the event of any ambiguity or discrepancy between the provisions of this Amendment and any of the Agreement, the terms of this Amendment shall prevail.

7.2.

Without derogating of the generality of the above, it is hereby agreed the following terms and provisions of the Agreement shall remain in full force and effect: 1-3, 4.3-4.9, 5.2, 5.4-5.6, 6 to 7, 8.2-8.5, 8.7, 8.9, 9.2-9.9, 10-12.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement to be executed and delivered as of the date hereof.

/s/Shlomi Argas	/s/Ormat Systems Ltd

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